Exhibit 99.1

NEWS BULLETIN   RE:                                    COLLECTORS UNIVERSE, INC.
              FROM:                                          P.O. Box 6280
                                                        Newport Beach, CA 92658
[LOGO] FRB WEBER SHANDWICK                                   NasdaqNM: CLCT
           FINANCIAL COMMUNICATIONS

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FOR FURTHER INFORMATION:

At the Company:                At FRB | Weber Shandwick:
Michael Lewis                  Kristen McNally                    Brandi Piacente
Chief Financial Officer        General Information                Investor/Analyst Information
(949) 567-1375                 (310) 407-6548                     (415) 296-2245
lewism@collectors.com          kmcnally@webershandwick.com        bpiacente@webershandwick.com

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FOR IMMEDIATE RELEASE
September 29, 2003

                   COLLECTORS UNIVERSE REPORTS FOURTH QUARTER
                   AND YEAR END FISCAL 2003 FINANCIAL RESULTS

        COMMENTS ON PRELIMINARY FIRST QUARTER 2004 FINANCIAL PERFORMANCE

NEWPORT BEACH, Calif., September 29, 2003 -- Collectors Universe, Inc. (NasdaqNM: CLCT), the leading provider of value-added grading and authentication services and products to dealers and collectors of high-end collectibles, today reported financial results for the fourth quarter and fiscal year 2003 ended June 30, 2003.

For the fourth quarter ended June 30, 2003, the Company reported a pre tax loss of $2,646,000 or $0.43 per basic and diluted share and a net loss of $1,288,000 or $0.21 per basic and diluted share, as compared to pre tax income of $83,000, or $0.01 per basic and diluted share and net income of $148,000 or $0.02 per basic and diluted in the fourth quarter of fiscal 2002. Contributing to the net loss in the quarter ended June 30, 2003 were (a) accounts receivable and inventory reserves and write-downs totaling $538,000, (b) an increase in selling, general and administrative expense associated with relocation expenses of $315,000 relating to the move of the Bowers & Merena Division from Wolfeboro, NH to Mandeville, LA and (c) a $1,477,000 non-cash goodwill impairment charge recorded as an operating expense in that quarter, that had the effect of writing-off the Company's remaining goodwill.

For the fiscal year ended June 30, 2003, the Company reported a pre-tax loss of $3,627,000 or $0.58 per basic and diluted share, a net loss before a previously reported $8,973,000, or $1.45 per share, non-cash goodwill impairment charge (recorded as the cumulative effect of an accounting change in the first quarter of fiscal 2003), of $1,466,000, or $0.23 per basic and diluted share, and a net loss (which includes that non-cash goodwill impairment charge) of $10,439,000, or $1.68 per basic and diluted share. By comparison, in fiscal 2002 we reported a pre-tax loss of $3,945,000, or $0.62 per basic and diluted share, and a net loss of $2,510,000 or $0.40 per basic and diluted share.

Fourth Fiscal Quarter Operating Performance

Net revenues for the fourth quarter of fiscal 2003 were $12,756,000, an increase of 6% over net revenues of $11,981,000 for the fourth quarter of fiscal 2002. Gross margin declined to $4,426,000 in the three months ended June 30, 2003 from $5,671,000 in the three months ended June 30, 2002. Selling, general and administrative expenses increased 7% to $5,622,000, or 44% of net revenues, in the fiscal year ended June 30, 2003 from $5,273,000, or 44% of net revenues in the three months ended June 30 2002.

Collectors Universe
Page 2 of 5

Fiscal Year 2003 Operating Performance

Net revenues increased 17% to $52,265,000 for the 12 months ended June 30, 2003 from $44,781,000 for the 12 months ended June 30, 2002. Collectible sales revenue increased 21% to $31,999,000 in fiscal 2003 from $26,454,000 in the prior fiscal year, while grading and authentication revenues increased by 11% to $20,266,000 in the current fiscal year from $18,327,000 in fiscal 2002. Collectible sales revenue represented 61% and 59% of total revenues, while grading and authentication revenues represented 39% and 41% of total revenues for fiscal 2003 and 2002, respectively. We believe that this increase was fueled, at least in part, by an increase in purchases of precious metals and collectibles by investors in response to continued uncertainties and volatility in the securities markets and an increase in consumer confidence, particularly in the first half of fiscal 2003. The 11% increase in grading and authentication revenues in fiscal 2003 occurred primarily as a result of increases in coin and sportscard grading submissions of 24% and 10%, respectively. However, the increase in sportscard submissions was offset somewhat by a 24% decline in the average price for sportscard grading, that was primarily attributable to an increase in "bulk" grading submissions by sportscard manufacturers of newly manufactured sportscards and a reduction in the number of "vintage" sportscard submissions, which tend to use a higher priced grading service rate because of the value of the sportscards.

The gross margin of the Company (gross profits as a percentage of revenues) declined to 37% in fiscal 2003 from 41% in the prior fiscal year. The decline was due primarily to (i) a decision, in the second half of the year to liquidate older inventories of collectibles at bargain sales prices, (ii) an increase in gold bullion sales, which were made as an accommodation to collectibles sales customers at prices close to our cost of those sales, and (iii) charges to cost of sales, increasing our inventory reserves for those items in inventory with carrying cost in excess of current market value. The gross profit for grading and authentication in fiscal 2003 did not change from the prior fiscal year.

As a percentage of revenues, selling, general and administrative expense decreased to 41% in fiscal 2003 from 47% in fiscal 2002, primarily as a result of reductions in overhead personnel and related expenses, offset by $315,000 of expenses incurred in relocating our Bowers and Merena division from New Hampshire to Louisiana. In fiscal year 2003, general and administrative expenses also included a $235,000 charge for professional services in connection with obtaining $671,000 in State Enterprise Zone tax credits.

Financial Condition

Net cash used by operations was $167,000 for fiscal 2003. At June 30, 2003, cash and cash equivalents totaled $4,482,000 compared with $4,947,000 at June 30, 2002. Assets totaled $32,291,000 at June 30, 2003, compared with $45,509,000 at
June 30, 2002. Total stockholders' equity was $26,319,000 at June 30, 2003, compared with $37,128,000 at June 30, 2002.

The declines in total assets and in stockholders equity were primarily attributable to the non-cash goodwill impairment charge recognized in the first quarter of the fiscal 2003 as a result of the Company's adoption of SFAS 142, "Goodwill and Other Intangible Assets." and the non-cash goodwill impairment charge recorded as an operating expense in the fourth quarter of fiscal 2003.

Total working capital was $18,369,000 at June 30, 2003 as compared to total working capital of $18,877,000 at June 30, 2002. The Company currently has no debt to a commercial bank or other lender.

Commentary and First Quarter Fiscal 2004 Outlook

Commenting on fourth quarter and fiscal 2003 results and fiscal 2004 outlook, Chief Executive Officer Michael Haynes commented, "We are disappointed with the our fourth quarter and fiscal 2003 operating results; however, we believe that the actions we took that resulted in the balance sheet adjustments in the fourth quarter of the year were prudent and necessary and we believe positions us to increase the efficiency of our operations and achieve sustained profitability in the future. We ended fiscal 2003 with prudent inventory levels."

Collectors Universe expects to report net profits for the first quarter of fiscal 2004, which will end September 30, 2003, with both the collectibles services and the collectible commerce segments of our business contributing to the expected improvement in operating results. Contributing to the improved operating results were two major

Collectors Universe
Page 3 of 5

auctions that we conducted during the first quarter of fiscal 2004. At the first of the two auctions, which was held in conjunction with the August 2003 National Sports Collectors Convention in Atlantic City, NJ, our Superior Sports Auctions unit auctioned $1.22 million of sportscards and sports memorabilia, making that auction one of the four largest conducted by Superior Sports Auctions since its inception in 1999 and the largest since December 2001. At the second of the two auctions, which was held in conjunction with the August 2003 American Numismatic Association annual convention in Baltimore, MD, our Bowers & Merena unit auctioned $12.77 million of rare coins and currency, making that auction the largest conducted by Bowers and Merena since it became part of Collectors Universe in 2000.

Conference Call and Webcast

Management of Collectors Universe will host a conference call with a simultaneous webcast Wednesday, October 1, 2003, at 1:30 p.m. Pacific/4:30 p.m. Eastern to discuss fourth quarter and fiscal 2003 operating performance. The conference call, featuring Chief Executive Officer Michael Haynes and Chief Financial Officer Mike Lewis, will be available live via the Internet. To listen to the live Internet webcast, log on to the Company's web site at www.collectors.com, click on `Investor Home' under the Investor Information menu, and find the webcast link under `Conference Calls.' An online replay will be available for 12 months on www.collectors.com, or a phone replay will be available through October 8, 2003, by dialing 303-590-3000 or 800-405-2236 and entering the passcode 554868#.

About Collectors Universe

Collectors Universe, Inc. is the leading provider of products and essential services to the high-end collectibles market. The Collectors Universe brands are among the strongest and best known in their respective markets. The Company grades and authenticates collectible coins, sportscards, stamps, and autographs. The Company engages in collectibles commerce, selling coins, sportscards and sports memorabilia, and entertainment memorabilia through direct sales, auctions, catalogs, and the Internet. The Company also compiles and publishes authoritative information about collectible sports cards and sports memorabilia, United States and world coins, and entertainment memorabilia. This information is accessible to collectors and dealers at the Company's web site, www.collectors.com, and is also published in print.

Forward-Looking Statements

This news release contains statements regarding our expectations about our future financial performance that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may." Our actual results in the future may differ, possibly materially, from our current expectations as set forth in the forward looking statements contained in this release due to a number of risks and uncertainties. Those risks and uncertainties include, but are not limited to: changes in general economic conditions, including a potential further slowing of the economy and changes in conditions in the collectibles markets in which we operate, such as a possible decline in the popularity of some high-end collectibles, either of which could reduce the volume of grading submissions and, therefore, the grading fees we generate and the volume of collectible sales that we are able to make; increases in competition for and difficulties in obtaining consignments of collectibles that could reduce the size and profitability of our auctions; potential losses on owned collectible merchandise or the need to adjust these inventories to fair market value through inventory write downs; our dependence on a limited number of key management personnel the loss of any of which could adversely affect future financial performance; and seasonality and potential fluctuations in quarterly operating results and quarterly cash flows. Certain of these risks and uncertainties, in addition to other risks, are more fully described in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2003, as filed with the Securities and Exchange Commission. These forward-looking statements are made only as of the date of this news release, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

                              - tables to follow -

Collectors Universe
Page 4 of 5

       Collectors Universe, Inc. and Subsidiaries

           Condensed Consolidated Statements of Operations

   (in thousands, except per share data)

                (unaudited)

                                                  Three Months Ended         Twelve Months Ended
                                                 --------------------       --------------------
                                                 June 30,     June 30,      June 30,     June 30,
                                                   2003         2002          2003         2002
                                                 -------      -------       -------      -------
Net Revenues                                     $12,756      $11,981       $52,265      $44,781

Cost of revenues                                   8,330        6,310        33,112       26,517
                                                 -------      -------       -------      -------

Gross profit                                       4,426        5,671        19,153       18,264

Selling, general and
     administrative expenses                       5,622        5,273        21,620       20,911
Amortization of goodwill                               0          414             0        1,649
Impairment of goodwill                             1,477           51         1,477           51
                                                 -------      -------       -------      -------
Total operating expenses                           7,099        5,738        23,097       22,611

Operating loss                                    (2,673)         (67)       (3,944)      (4,347)

Interest income, net                                  47          146           295          379
Other expense (income), net                           20           (4)          (22)         (23)
                                                 -------      -------       -------      -------
Income (loss) before
     benefit for income taxes                     (2,646)          83        (3,627)      (3,945)
Benefit for income taxes                          (1,358)         (65)       (2,161)      (1,435)
                                                 -------      -------       -------      -------
Income (loss) before
     cumulative effect of
     accounting change                            (1,288)         148        (1,466)      (2,510)
Cumulative effect of
     accounting change, net of tax                     0            0        (8,973)           0
                                                 -------      -------       -------      -------
Net loss                                         ($1,288)     $   148      ($10,439)     ($2,510)
                                                 =======      =======       =======      =======

 Income (loss) per share - basic
      Before cumulative effect of
      accounting change                          $ (0.21)     $  0.02       $ (0.23)     $ (0.40)
                                                 =======      =======       =======      =======

     Cumulative effect of
     accounting change                           $    --      $    --       $ (1.45)     $    --
                                                 -------      -------       -------      -------

     Net income (loss) - basic                   $ (0.21)      $ 0.02       $ (1.68)     $ (0.40)
                                                 =======      =======       =======      =======

 Net Income (loss) per share - diluted
      Before cumulative effect of
      accounting change                          $ (0.21)     $  0.02       $ (0.23)     $ (0.40)
                                                 =======      =======       =======      =======
     Cumulative effect of
     accounting change                           $    --      $    --       $ (1.45)     $    --
                                                 -------      -------       -------      -------

     Net income (loss) - diluted                 $ (0.21)      $ 0.02       $ (1.68)     $ (0.40)
                                                 =======      =======       =======      =======

Weighted average shares outstanding
  Basic                                            6,131        6,380         6,205        6,347
  Diluted                                          6,131        6,380         6,205        6,347

Collectors Universe
Page 5 of 5

                   COLLECTORS UNIVERSE, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                      (in thousands, except per share data)

                                     Assets

                                                                                       June 30,
                                                                               ------------------------
ASSETS                                                                           2003            2002
                                                                               --------        --------
Current assets:
   Cash and cash equivalents                                                   $  4,482        $  4,947
   Accounts receivable, net                                                       4,652           7,291
   Auction consignment advances                                                   1,511           3,359
   Inventories, net                                                               8,541           8,166
   Prepaid expenses and other                                                     1,041             513
   Notes receivable                                                               1,474             481
   Note receivable from related party                                                 -             381
   Refundable income taxes                                                        1,183           1,191
   Deferred income taxes                                                          1,066             648
                                                                               --------        --------
         Total current assets                                                    23,950          26,977

   Property and equipment, net                                                    1,332           1,736
   Notes receivable, net of current portion                                         224             476
   Goodwill, net                                                                      -          14,961
   Deferred income taxes                                                          6,467           1,074
   Other assets                                                                     318             285
                                                                               --------        --------
                                                                               $ 32,291        $ 45,509
                                                                               ========        ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                            $    917       $     878
   Consignor payable                                                                895           4,598
   Accrued liabilities                                                            1,583             736
   Accrued compensation and benefits                                                773             967
   Deferred revenue                                                               1,413             921
                                                                               --------        --------
         Total current liabilities                                                5,581           8,100
Deferred rent                                                                       391             281
Commitments and contingencies (note 13)
Stockholders' equity:
   Preferred stock, $.001 par value; 3,000 shares authorized;
     no shares issued or outstanding                                                 --              --
   Common stock, $.001 par value; 30,000 shares authorized;
     (issued and outstanding shares: 6,131 in 2003 and 6,382 in 2002)                25              26
   Additional paid-in capital                                                    40,879          41,248
   Accumulated deficit                                                          (13,564)         (3,125)
   Treasury stock, at cost (125 shares)                                          (1,021)         (1,021)
                                                                               --------        --------
     Total stockholders' equity                                                  26,319          37,128
                                                                               --------        --------
                                                                               $ 32,291        $ 45,509
                                                                               ========        ========